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EXHIBIT 21       List of Subsidiaries



             Legal Name                     State of Incorporation                   Ownership %
             ----------                     ----------------------                   -----------
Go-Video Productions, Inc.                         Delaware                              100%
California Audio Labs, LLC                        California                             100%